Exhibit 10.45

January 10, 2022

Gilles Luca

Dear Gilles,

You were previously awarded a cash-based retention award in the aggregate amount of USD $1,500,000 (the “Retention Award”) subject to the terms and conditions set forth in a letter agreement dated August 18, 2021 (the “Agreement”). This letter agreement revises the payment terms for the first installment of the Retention Award as set forth in the Agreement.

Notwithstanding anything to the contrary in the Agreement, the first installment of the Retention Award will be paid to you within 30 days following July 1, 2022, with the second installment payable within 30 days following August 15, 2022, and the final installment payable within 30 days following February 15, 2023.

All other terms and conditions of the Agreement remain in full force and effect.

We thank you for your continued contributions and support of the Company’s business.
Sincerely,

/s/ Anton Dibowitz________________________ Name: Anton Dibowitz Title: Chief Executive Officer
ACKNOWLEDGED AND AGREED:

/s/ Gilles Luca__________________________ Name: Gilles Luca